As filed with the U.S. Securities and Exchange Commission on June 3, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	7900	13-4271875
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1633 Broadway

New York, New York 10019

(212) 275-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul M. Robinson, Esq.

Executive Vice President and General Counsel and Secretary

Trent N. Tappe, Esq.

Senior Vice President, Deputy General Counsel and Chief Compliance Officer

1633 Broadway

New York, New York 10019

(212) 275-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Matthew E. Kaplan, Esq. Eric T. Juergens, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Michael Kaplan, Esq. Derek Dostal, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333-236298

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A common stock, par value $0.001 per share	8,050,000	$25.00	$201,250,000	$26,123

(1)	Includes shares/offering price of shares that may be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)

This amount represents the proposed maximum aggregate offering price of the securities registered hereunder. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Warner Music Group Corp. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional number of shares of the Company’s Class A common stock, par value $0.001 per share. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-236298), as amended (including the exhibits thereto), declared effective on June 2, 2020 by the U.S. Securities and Exchange Commission (the “Commission”).

CERTIFICATION

The Company hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on June 3, 2020), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during regular business hours on June 3, 2020.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Debevoise & Plimpton LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 of the Company (File No. 333-236298) and incorporated herein by reference).

23.1	Consent of KPMG LLP.

23.2	Consent of Debevoise & Plimpton LLP (included in their opinion filed as Exhibit 5.1 to the Registration Statement on Form S-1 of the Company (File No. 333-236298) and incorporated herein by reference).

24.1	Powers of Attorney (contained on signature pages to the Registration Statement on Form S-1 of the Company (File No. 333-236298) and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Warner Music Group Corp has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 3, 2020.

WARNER MUSIC GROUP CORP.

By:	/s/ Stephen Cooper
Name: Stephen Cooper
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 3, 2020 by the following persons in the capacities indicated.

Signature	Title

* Stephen Cooper	Chief Executive Officer; Director (Principal Executive Officer)

* Eric Levin	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Michael Lynton	Chairman of the Board of Directors

* Len Blavatnik	Vice Chairman of the Board of Directors

* Lincoln Benet	Director

* Alex Blavatnik	Director

* Mathias Döpfner	Director

* Noreena Hertz	Director

* Ynon Kreiz	Director

* Max Lousada	Director

* Thomas H. Lee	Director

* Donald A. Wagner	Director

*By:	/s/ Paul M. Robinson
Paul M. Robinson
as Attorney-in-Fact